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                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                     SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
                         BY VELOCITY EXPRESS CORPORATION

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated ___________________, 2003 (the "Prospectus") of Velocity Express Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on ___________________, 2003, unless such time is extended, or the Rights Offering is terminated, each as may be determined by the Company as described in the Prospectus (as it may be extended or terminated, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $2.20 per share for each share of the Company's Series I Convertible Preferred Stock, par value $0.004 ("Series I Preferred"), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering--Method of Payment" in the Prospectus at or prior to 5:00 p.m., New York City time on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

                           The Subscription Agent is:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

       If by Mail or Telegram:               If by Hand or Overnight Courier:
American Stock Transfer & Trust Company  American Stock Transfer & Trust Company
           59 Maiden Lane                            59 Maiden Lane
         New York, NY 10038                        New York, NY 10038
        Confirm by Telephone:                    Facsimile Transmission:
          (800) 937-5449                            (718) 234-5001

        DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        Questions may be answered by, and additional copies of relevant documents may be obtained through contacting the Company's General Counsel and Secretary, Wesley Fredenburg:

                          Velocity Express Corporation
                          7803 Glenroy Road, Suite 200
                          Minneapolis, Minnesota 55439
                                 (612) 492-2405

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Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing ___________________ Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for ________ share(s) of Series I Preferred with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Right relating to such Rights, to the extent that shares of Series I Preferred that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the "Excess Shares") are available therefor, for an aggregate of up to Excess Shares, subject to availability and pro ration.

        The undersigned understands that payment of the Subscription Price of $2.20 per share for each share of Series I Preferred subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $___________, either (check appropriate box):

        [ ]     is being delivered to the Subscription Agent herewith;

        or

        [ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

        [ ]     Wire transfer of funds

                Name of transferor institution: _______________________________

                Date of transfer: _______________________________

                Confirmation number (if available):_____________________________

        [ ] Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

        [ ]     Certified check

        [ ]     Bank draft (cashier's check)

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        [ ]     Money order

                Name of maker: _______________________________

                Date of check, draft or money order:____________________________

                Check, draft or money order number:-____________________________

                Bank or other institution on which check is drawn or issuer of money order: _______________________________

Signature(s)


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Name(s)


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(PLEASE TYPE OR PRINT)

ADDRESS

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Area Code and Tel. No.(s)


Subscription Rights Certificates No(s). (if available)


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                              GUARANTEE OF DELIVERY
    (NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.


Dated:

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------------------------------------            --------------------------------
            (Address)                                    (Name of Firm)


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  (Area Code and Telephone Number)                   (Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of Velocity Express Corporation, dated ___________________, 2003. Failure to do so could result in a financial loss to such institution.